NEW MEDIA INVESTMENT GROUP INC.
1345 AVENUE OF THE AMERICAS, FL 45
NEW YORK, NY 10105

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Transaction Committee and the Board of Directors recommend you vote FOR proposals 1 and 2.

		For	Against	Abstain
1	Approve the transactions contemplated by the merger agreement with Gannett, including the issuance of shares of New Media common stock in connection with the merger (the Transactions Proposal).	☐	☐	☐
2	To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Transactions Proposal.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting. For detailed instructions on how to register and attend the Special Meeting, please see the proxy statement.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000429995_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com

NEW MEDIA INVESTMENT GROUP INC.

Special Meeting of Stockholders

November 14, 2019 at 8:00 AM

This proxy is solicited by the Transaction Committee and the Board of Directors

The stockholder(s) hereby appoint(s) Michael E. Reed and Cameron D. MacDougall, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of NEW MEDIA INVESTMENT GROUP INC. that the Stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 8:00 AM, EST on November 14, 2019, at the Woodcliff Hotel & Spa, 199 Woodcliff Drive, Fairport, NY 14450, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted, FOR proposals 1 and 2, and in the discretion of the proxy holders on any other matter that properly comes before the meeting.

0000429995_2 R1.0.1.18

Continued and to be signed on reverse side